American Enterprise Variable Annuity Account
File No. 333-85567/811-7195

                                  EXHIBIT INDEX

Exhibit 4.2. Form of Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) (form 240186).

Exhibit 9.          Opinion of Counsel.

Exhibit 10.         Consent of Independent Auditors.